FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of December 18, 2013 (this “Agreement”) is entered into by and among ALEXANDER & BALDWIN, LLC, a Hawaii limited liability company (the “Company”), GRACE PACIFIC LLC, a Hawaii limited liability company (“Grace” and together with the Company, the “Borrowers”), ALEXANDER & BALDWIN, INC., a Hawaii corporation (“Holdings”), A&B II, LLC, a Hawaii limited liability company (“Grace Holdings”; together with the Borrowers and Holdings, collectively, the “Loan Parties”), the Lenders party hereto, BANK OF AMERICA, N.A., as Agent (in such capacity, the “Agent”), Swing Line Lender and L/C Issuer and FIRST HAWAIIAN BANK, as L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into a Credit Agreement dated as of June 4, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Lenders identified therein (the “Lenders”) and the Agent;

WHEREAS, in connection with the Credit Agreement, the Guaranty Agreement dated as of June 28, 2012 (the “Holdings Guaranty”) was entered into by Holdings;

WHEREAS, the Company has requested that the Lenders make certain amendments to the Credit Agreement, including the increase of the Aggregate Commitments to be provided by certain existing Lenders; and

WHEREAS, the Required Lenders (including each of the Lenders providing a portion of the increase of the Aggregate Commitments) are willing to provide such amendments to the Credit Agreement, and certain of the existing Lenders are willing to provide a portion of the increase of the Aggregate Commitments, in each case, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement. The Credit Agreement is hereby amended as of the First Amendment Effective Date (as defined herein) as follows:
(a)    The definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Aggregate Commitments” means, as of any date of determination, the Commitments of all the Lenders. The initial amount of the Aggregate Commitments in effect on the First Amendment Effective Date is $350,000,000. The Aggregate Commitments may be increased or decreased from time to time as provided herein.

(b)    The definition of “Applicable Cap Rates” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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“Applicable Cap Rates” means (i) 7.50% for Investment Properties, (ii) 9.50% for Agricultural Land which is leased to third parties, (iii) 8.25% for Leased Non-Agricultural Land which is located in the continental United States, and (iv) 7.75% for Leased Non-Agricultural Land which is located in the State of Hawaii.

(c)    The definition of “Borrower” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Borrower” means (a) prior to the First Amendment Effective Date, the Company and (b) following the First Amendment Effective Date, the Company and Grace (in each case, as a collective reference, unless otherwise set forth herein). For the avoidance of doubt, any reference herein to the Borrower providing or receiving notice shall be deemed to be a reference to the Company, on behalf of itself and Grace.

(d)    The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Change of Control” means:

(a)    the acquisition, after the date hereof, by any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) (but excluding any employee benefit plan of such persons or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) of outstanding shares of voting stock representing more than 50% of voting control of Holdings; or

(b)    the failure of Holdings to own 100% of the Equity Interests of the Company at any time thereafter; or

(c)    the failure of Holdings to directly or indirectly own 100% of the Equity Interests of Grace at any time.

(e)    The definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, Consolidated Net Income Before Taxes for such period plus, to the extent deducted in the calculation thereof, Consolidated Interest Expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash pension, non-cash postretirement and non-cash nonqualified expenses, and one-time expenses in connection with the acquisition of Grace and its Subsidiaries and the Kaneohe Ranch Assets incurred during the fiscal year ended December 31, 2013 in an aggregate amount not to exceed $8,000,000; provided that EBITDA shall exclude non-cash gains or losses resulting from the write-up or write-down of assets.

(f)    The definition “Eurodollar Rate” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Eurodollar Rate” means:

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(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent.

(g)    The definition of “Guarantor” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Guarantor” means Holdings, Grace Holdings and each Additional Guarantor.

(h)    The definition of “Guaranty” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Guaranty” means the Guaranty, dated as of the Initial Funding Date, executed by Holdings in favor of the Agent, substantially in the form of Exhibit G and any additional guaranty in favor of the Agent provided pursuant to the terms of this Agreement.

(i)    The definition of “Principal Credit Facility” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Principal Credit Facility” means (a) the Note Purchase Agreement or (b) any other credit agreement, loan agreement, note purchase agreement or similar agreement under which credit facilities in the aggregate principal or commitment amount of at least $40,000,000 are provided for, in each case, as any of the same may be amended, restated, supplemented or otherwise modified from time to time; provided that the Bridge Loan Agreement shall not constitute a Principal Credit Facility; provided, further, that the immediately preceding clause (b) shall exclude (i) all purchase money debt, (ii) all construction and other project financings, and (iii) all Non-Recourse Debt.

(j)    The definition of “Priority Debt” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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“Priority Debt” means, with respect to the Borrower, Holdings and their Subsidiaries, at any time of determination and without duplication, the sum of (a) Debt of the Company, Grace, Holdings and the other Guarantors secured by a Lien, plus (b) Debt of Subsidiaries of Holdings (other than the Company, Grace and the Subsidiaries of Holdings which are Guarantors), regardless of whether such Debt is secured or unsecured.

(k)    The definition of “Swing Line Sublimit” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Swing Line Sublimit” means an amount equal to the lesser of (a) $80,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

(l)    The definition of “Total Adjusted Asset Value” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Total Adjusted Asset Value” means, at any date of determination thereof, without duplication, (a) real estate leasing property value (which shall be deemed to equal the sum of (i) Net Operating Income from Investment Properties divided by the Applicable Cap Rates, (ii) Net Operating Income from Leased Agricultural Land divided by the Applicable Cap Rates and (iii) Net Operating Income from Leased Non-Agricultural Land divided by the Applicable Cap Rates, plus (b) the greater of (x) EBITDA for the period of four (4) consecutive fiscal quarters most recently ended generated from the agricultural division of Holdings and its Subsidiaries (excluding, as an abundance of caution, Net Operating Income from Leased Agricultural Land and including, as an abundance of caution, income generated from electricity producing assets) divided by 20.0%, and (y) the Appraised Value of Agricultural Land which is not leased to third parties (provided that the determination of whether or not to obtain the appraisal necessary to determine the Appraised Value shall be made at the option of the Borrower and if the Borrower does not elect to have an appraisal performed, then clause (x) will be deemed to be greater than clause (y)), plus (c) the book value of Development Real Properties owned by Holdings or any of its Subsidiaries (with such book value, in the case of a less than wholly-owned subsidiary or any other entity (other than a Subsidiary) in which Holdings or any of its Subsidiaries owns an equity interest (each, a “Joint Venture Entity”), to be (i) with respect to a consolidated Joint Venture Entity, equal to the net assets of such Joint Venture Entity less the noncontrolling interest in such Joint Venture Entity as reflected on the consolidated balance sheet of Holdings required to be delivered pursuant to Section 6.01(a) or (b), or (ii) with respect to an unconsolidated Joint Venture Entity, equal to the book value of Holdings’ direct or indirect investment in such Joint Venture Entity), provided that the aggregate amount under this clause (c) shall not comprise more than 30% of consolidated total assets of Holdings and its Subsidiaries (less cash, cash equivalents, marketable securities, goodwill, noncontrolling interest and pension assets) in accordance with GAAP for the most recent fiscal quarter plus (d) the value of the assets of Grace and its Subsidiaries (which shall be deemed to be equal to EBITDA generated solely by Grace Holdings and its Subsidiaries for the period of four (4) consecutive fiscal quarters most recently ended divided by 16.67%).

Notwithstanding anything to the contrary in the foregoing portions of this definition or Section 1.02(e): (i) any asset or Person (together with such Person’s Subsidiaries) acquired by Holdings or any of its Subsidiaries, for purpose of determining the “Total Adjusted Asset

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Value,” shall be valued at net book value during the period (the “Book Value Period”) from the consummation of such acquisition until the last day of the first full fiscal quarter occurring after the consummation of such acquisition; and (ii) with respect to clause (d) of this definition, following the relevant Book Value Period the calculation described in clause (d) of this definition shall include EBITDA (calculated solely with respect to Grace and its Subsidiaries) to the extent the applicable calculation described in clause (d) of this definition includes periods prior to the consummation of the acquisition by Holdings and its Subsidiaries of Grace and its Subsidiaries.

(m)    The definition of “Unencumbered EBITDA” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Unencumbered EBITDA” means, for any period, with respect to Holdings and its Subsidiaries on a consolidated basis, without duplication, EBITDA derived from (i) Unencumbered Investment Properties, (ii) Unencumbered Leased Agricultural Land, (iii) EBITDA generated from the agricultural division of Holdings and its Subsidiaries but only to the extent the assets in the agricultural division are Unencumbered Agricultural Division Assets and (iv) EBITDA calculated solely with respect to Grace Holdings and its Subsidiaries, provided that the amount of EBITDA under this clause (iv) shall be excluded from the calculation of Unencumbered EBITDA if, at any time during such period of determination, any Debt of Grace Holdings or its Subsidiaries is secured by a consensual Lien except that only EBITDA of GLP Asphalt LLC shall be excluded from the calculation of Unencumbered EBITDA if the only Debt of Grace Holdings or its Subsidiaries which is secured by a consensual Lien consists of (1) the bank facility from First Hawaiian Bank in favor of GLP Asphalt LLC in an aggregate commitment or outstanding principal amount not to exceed $40,000,000 (and only until August 31, 2014), or any extensions, refinancings, replacements, amendments or amendments and restatements of such bank facility in an aggregate commitment or outstanding principal amount not to exceed $30,000,000, and/or (2) the term loan from Bank of Hawaii in favor of GLP Asphalt LLC in an aggregate outstanding principal amount not to exceed the original aggregate principal amount of $14,000,000, as reduced from time to time in accordance with its originally scheduled principal amortization (and only until its final maturity date of March 1, 2021).

Notwithstanding anything to the contrary in the foregoing portions of this definition, the calculation described in clause (iv) of this definition shall include EBITDA (calculated solely with respect to Grace (or Grace Pacific Corporation, as applicable, for periods prior to the limited liability company conversion of Grace Pacific Corporation) and its Subsidiaries) to the extent the applicable calculation described in clause (iv) of this definition includes periods prior to the consummation of the acquisition by Holdings and its Subsidiaries of Grace and its Subsidiaries.

(n)    The definition of “Unencumbered Income Producing Assets Value” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Unencumbered Income Producing Assets Value” means, at any time of determination thereof, without duplication, the sum of (i) the Net Operating Income from Unencumbered Investment Properties divided by the Applicable Cap Rates, (ii) the Net Operating Income from Unencumbered Leased Agricultural Land divided by the Applicable Cap Rates, (iii) the Net Operating Income from Unencumbered Leased Non-Agricultural

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Land divided by the Applicable Cap Rate, (iv) the greater of (x) EBITDA for the period of four (4) consecutive fiscal quarters most recently ended generated from the agricultural division of Holdings and its Subsidiaries but only to the extent the assets in the agricultural division are Unencumbered Agricultural Division Assets (excluding, as an abundance of caution, Net Operating Income from Leased Agricultural Land) divided by 20.0%, and (y) the Appraised Value of Unencumbered Agricultural Land which is not leased to third parties (provided that the determination of whether or not to obtain the appraisal necessary to determine the Appraised Value shall be made at the option of the Borrower and if the Borrower does not elect to have an appraisal performed, then clause (x) will be deemed to be greater than clause (y)) and (v) the value of the assets of Grace and its Subsidiaries (which shall be deemed to be equal to EBITDA generated solely by Grace Holdings and its Subsidiaries for the period of four (4) consecutive fiscal quarters most recently ended divided by 16.67%), provided that the amount of EBITDA under this clause (v) shall be excluded from the calculation of Unencumbered Income Producing Assets Value if, at such time of determination or at any time during such then or most recently ended period of four consecutive fiscal quarters, any Debt of Grace Holdings or its Subsidiaries is or was secured by a consensual Lien, except that only the value of GLP Asphalt LLC (which shall be deemed to be equal to EBITDA (but calculated solely with respect to GLP Asphalt LLC and its Subsidiaries for the then or most recently ended period of four consecutive fiscal quarters) divided by 16.67%) shall be excluded from the calculation of Unencumbered Income Producing Assets Value if the only Debt of Grace Holdings or its Subsidiaries which is or was secured by a consensual Lien consists or consisted of (1) the bank facility from First Hawaiian Bank in favor of GLP Asphalt LLC in an aggregate commitment or outstanding principal amount not to exceed $40,000,000 (and only until August 31, 2014), or any extensions, refinancings, replacements, amendments or amendments and restatements of such bank facility in an aggregate commitment or outstanding principal amount not to exceed $30,000,000, and/or (2) the term loan from Bank of Hawaii in favor of GLP Asphalt LLC in an aggregate outstanding principal amount not to exceed the original aggregate principal amount of $14,000,000, as reduced from time to time in accordance with its originally scheduled principal amortization (and only until its final maturity date of March 1, 2021).

Notwithstanding anything to the contrary in the foregoing portions of this definition or in Section 1.02(e): (i) any asset or Person (together with such Person’s Subsidiaries) acquired by Holdings or any of its Subsidiaries, for purpose of determining the “Unencumbered Income Producing Asset Value,” shall be valued at net book value during the period (the “Book Value Period”) from the consummation of such acquisition until the last day of the first full fiscal quarter occurring after the consummation of such acquisition; and (ii) with respect to clause (v) of this definition, following the relevant Book Value Period the calculation described in clause (v) of this definition shall include EBITDA (calculated solely with respect to Grace (or Grace Pacific Corporation, as applicable, for periods prior to the limited liability company conversion of Grace Pacific Corporation) and its Subsidiaries) to the extent the applicable calculation described in clause (v) of this definition includes periods prior to the consummation of the acquisition by Holdings and its Subsidiaries of Grace and its Subsidiaries.

(o)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

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“Bridge Loan Agreement” means that certain Unsecured Loan Agreement, dated as of December 18, 2013 between the Borrower and Bank of America, N.A., as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Company” means Alexander & Baldwin, LLC, a Hawaii limited liability company.

“Covenant Relief Period” means the period from the First Amendment Effective Date through and including March 30, 2014.

“First Amendment Effective Date” means December 18, 2013.

“Grace” means Grace Pacific LLC, a Hawaii limited liability company.

“Grace Holdings” means A&B II, LLC, a Hawaii limited liability company, the direct holding company of Grace.

“Kaneohe Ranch Acquisition” means the acquisition of the Kaneohe Ranch Assets subject to (i) that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 18, 2013, among Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, Castle Kaopa LLC and Holdings and (ii) that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of October 18, 2013, between Harold K.L. Castle Foundation and Holdings, in each case, as amended, restated, supplemented or otherwise modified prior to the First Amendment Effective Date.

“Kaneohe Ranch Assets” means those certain Kaneohe Ranch Hawaii Portfolio assets acquired by Holdings pursuant to the Kaneohe Ranch Acquisition.

(p)    Section 1.02(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)    For purposes of all calculations made under the financial covenants set forth in Section 7.01 and the Priority Debt covenant set forth in Section 7.05 for an applicable period, (i) if during such period Holdings, the Borrower or any Subsidiary shall have consummated an acquisition of a Significant Subsidiary or a Significant Line of Business, (x) EBITDA or Unencumbered EBITDA, as the case may be, for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period; provided, that if the aggregate purchase price for any such acquisition is greater than or equal to $25,000,000, EBITDA or Unencumbered EBITDA, as the case may be, shall only be calculated on a pro forma basis to the extent such pro forma calculations are based on audited financial statements or other financial statements reasonably satisfactory to the Required Lenders (subject to adjustments set forth in the second paragraphs of each of the definitions of Total Adjusted Asset Value and Unencumbered Income Producing Assets Value, as applicable) and (y) any Debt incurred or assumed by any Loan Party or Subsidiary (including the Person or property acquired) in connection with such transaction and any Debt of the Person or property acquired which is not retired in connection with such transaction (1) shall be deemed to have been incurred as of the last day of the previous period and (2) if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined

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by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination, and (ii) if during such period Holdings, the Borrower or any Subsidiary shall have consummated a disposition of all or substantially all of the assets of Holdings, the Borrower or a Subsidiary or of a majority of the equity interests of a Subsidiary or of a Significant Line of Business, (x) EBITDA or Unencumbered EBITDA, as the case may be, for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the last day of the previous period and (y) any Debt which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the last day of the previous period.
(q)    Section 2.14(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Request for Increase. Provided there exists no Default, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, after the Initial Funding Date, but no more than one time in any calendar year, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(r)    Article II of the Credit Agreement is hereby inserting the following new Section 2.17 at the end thereof:

Section 2.17    Joint and Several Obligations. Except as specifically provided herein, the Obligations of the Borrowers shall be joint and several in nature regardless of which such Person actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Lender accounts for such Credit Extensions on its books and records. Notwithstanding the foregoing, Grace hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of Grace (in its capacity as Borrower) as the Company deems appropriate in its sole discretion and Grace shall be obligated by all of the terms of any such document executed on its behalf (ii) any notice or communication delivered by the Agent or the Lender to the Company shall be deemed delivered to Grace and (iii) the Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of Grace.

(s)    Section 3.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.03    Inability to Determine Rates.

(a)     If in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (i)  the Agent determines that (A)  deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan or (B) adequate and reasonable means do not exist for

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determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Agent or the Required Lenders determine that for any reason Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Agent has made the determination described in clause (a)(i) of this Section, the Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Agent or the Required Lenders notify the Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Agent and the Borrower written notice thereof.

(t)    Section 6.01(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year (or if earlier, 10 Business Days after the date required to be filed with the SEC), or the date on which another creditor of the Borrower first receives such information, (i) consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Borrower, subject only to changes resulting from year-end adjustments, and (ii) financial statements of Grace and its Subsidiaries that correspond to the periods occurring prior to the acquisition of Grace and its Subsidiaries by Holdings and its Subsidiaries for which EBITDA of Grace and its Subsidiaries is reported for such quarterly period (for the avoidance of doubt, such separate financial statements of Grace and its Subsidiaries shall not be required to be provided

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at any time after the four fiscal quarter period following the acquisition of Grace and its Subsidiaries by Holdings and its Subsidiaries);

(u)    Section 6.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)    as soon as practicable and in any event within the earlier to occur of 120 days after the end of each fiscal year of the Borrower (or if earlier, 10 Business Days after the date required to be filed with the SEC) or the date on which another creditor of the Borrower first receives such information, (i) consolidated statements of income and cash flows of Holdings and its Subsidiaries for such year and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Lenders and certified by independent public accountants of recognized standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Lenders, provided that such opinion shall be deemed otherwise satisfactory if prepared in accordance with GAAP and generally accepted accounting standards, and (ii) financial statements of Grace and its Subsidiaries that correspond to the periods occurring prior to the acquisition of Grace and its Subsidiaries by Holdings and its Subsidiaries for which EBITDA of Grace and its Subsidiaries is reported for such annual period (for the avoidance of doubt, such separate financial statements of Grace and its Subsidiaries shall not be required to be provided at any time after the four fiscal quarter period following the acquisition of Grace and its Subsidiaries by Holdings and its Subsidiaries);

(v)    Section 6.01(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(f)    promptly after the furnishing thereof, copies of any certificate, statement or report furnished to any other holder of the debt securities of any Loan Party pursuant to the terms of the Note Purchase Agreement or any other indenture, loan, credit or similar agreement or instrument and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.01;

(w)    Section 7.01(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Minimum Consolidated Shareholders’ Equity. Holdings shall not permit the Consolidated Shareholders’ Equity at any time to be less than the sum of (a) $791,440,000, plus (b) to the extent positive, 25% of Consolidated Net Income for each fiscal quarter ended after December 31, 2013 (such required minimum consolidated shareholders’ equity amount not to be reduced by any consolidated net loss during any such fiscal quarter).

(x)    Section 7.01(c) of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replaced with the following:

(c)    Maximum Total Debt to Total Adjusted Asset Value Ratio.

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(i)     Holdings shall not permit the Total Debt to Total Adjusted Asset Value Ratio at any time to exceed 0.50 to 1.0; provided that, for the purposes of the calculation in this clause (i), during the Covenant Relief Period only, the Debt of Holdings and its Subsidiaries incurred to consummate the Kaneohe Ranch Acquisition shall be excluded.

(ii)    During the Covenant Relief Period only, Holdings shall not permit the Total Debt to Total Adjusted Asset Value Ratio any time during such Covenant Relief Period to exceed 0.575 to 1.00; provided that, for the purposes of the calculation in this clause (ii), during the Covenant Relief Period only, the Debt of Holdings and its Subsidiaries incurred to consummate the Kaneohe Ranch Acquisition shall be included.

(y)    Section 7.01(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(d)    Minimum Unencumbered Income Producing Assets Value to Unsecured Debt Ratio.

(i)    The Borrower shall not permit the Unencumbered Income Producing Assets Value to Unsecured Debt Ratio at any time to be less than 1.75 to 1.0; provided that, for the purposes of the calculation in this clause (i), during the Covenant Relief Period only, the Unsecured Debt incurred to consummate the Kaneohe Ranch Acquisition shall be excluded.

(ii)     During the Covenant Relief Period only, the Borrower shall not permit the Unencumbered Income Producing Assets Value to Unsecured Debt Ratio at any time to be less than 1.40 to 1.0; provided that, for the purposes of the calculation in this clause (ii), during the Covenant Relief Period only, the Unsecured Debt incurred to consummate the Kaneohe Ranch Acquisition shall be included.

(z)    Section 7.04(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) (i) any Subsidiary of the Borrower may merge with the Borrower, so long as the Borrower is the surviving Person, (ii) Grace may merge with the Company, so long as the Company is the surviving Person and (iii) Grace Holdings may merge with the Company, so long as the Company is the surviving Person;

(aa)    Section 7.04(d)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii) such assets, together with all other assets sold or otherwise disposed of to Third Parties pursuant to this clause (d) did not contribute more than 10% of EBITDA, determined as of the four quarter period ending as of the most recent fiscal quarter with respect to which financial statements are required to be delivered pursuant to Section 6.01(a) or (b); provided that, notwithstanding the percentage limitations appearing in clauses (i) and (ii), above, sales or dispositions in excess thereof in a twelve month period may be made for cash if the proceeds of each such excess sale or disposition (net of taxes thereon) are fully utilized in

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the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt, in each case within 365 days from the date of such sale or disposition;

(bb)    Schedule 2.01 [Commitments and Applicable Percentages] to the Credit Agreement is hereby amended in its entirety to read in the form of such Schedule attached hereto as Annex I to this Agreement.

(cc)    Exhibit C [Form of Note] to the Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit attached hereto as Annex II to this Agreement.
2.    Joinder.
Grace hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be (a) a party to the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of as a Borrower thereunder as if it had executed the Credit Agreement. Grace hereby ratifies, as of the First Amendment Effective Date, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph, the Company and Grace hereby acknowledge, agree and confirm that the Obligations of the Company and Grace as Borrowers shall be joint and several in nature in accordance with the terms set forth in the Credit Agreement.
3.    Conditions Precedent. This Agreement shall be effective as of the date hereof (the “First Amendment Effective Date”) when all of the conditions set forth below have been satisfied (or waived in accordance with the terms of the Credit Agreement:
(a)    The Agent shall have received counterparts of this Agreement, duly executed by each Loan Party, the Agent and the Required Lenders (including each of the Lenders providing a portion of the increase of the Aggregate Commitments).
(b)    The Agent’s receipt of the following, each of which shall be originals, PDF copies or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the First Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the First Amendment Effective Date) and each in form and substance satisfactory to the Agent:
(i)    an amended and restated Note executed by the Company and Grace in favor of each existing Lender that received a Note on the Closing Date;

(ii)    a guaranty executed by Grace Holdings (the “Grace Holdings Guaranty”);

(iii)    such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of the secretary or assistant secretary of each Loan Party as the Agent may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents;

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(iv)    such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;
(v)    a favorable customary opinion of (I) Skadden, Arps, Slate, Meagher & Flom LLP, as legal counsel to the Loan Parties and (II) General Counsel to the Loan Parties addressed to the Agent and each Lender, as to such customary matters concerning the Loan Parties and the Loan Documents as the Agent may reasonably request;
(vi)    a certificate of a Responsible Officer of the Company either (A) attaching copies of all documents evidencing other necessary actions, approval or consents with respect to this Agreement or (B) stating that no such actions, approvals or consents are so required;
(vii)    a certificate signed by a Responsible Officer of the Company certifying that (A) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) no Default exists or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document;
(viii)    a copy, certified by a Responsible Officer of the Company as true and complete, of an amendment to the Note Purchase Agreement, in form and substance reasonably satisfactory to the Agent;

(ix)    consolidated statements of income of (1) Grace (or Grace Pacific Corporation, as applicable, for periods prior to the limited liability company conversion of Grace Pacific Corporation) and its Subsidiaries, and (2) GLP Asphalt LLC and its Subsidiaries, in each case for each of the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and a consolidated balance sheet of (1) Grace (or Grace Pacific Corporation, as applicable, for dates prior to the limited liability company conversion of Grace Pacific Corporation) and its Subsidiaries, and (2) GLP Asphalt LLC and its Subsidiaries, in each case for each of the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, all in reasonable detail and certified by an authorized financial officer of Grace (or Grace Pacific Corporation, as applicable), subject only to changes resulting from year-end adjustments; and

(x)    such other assurances, certificates, documents, consents, opinions or additional financial information as the Agent or any Lender reasonably may require.

(c)    The representations and warranties set forth in Section 4 hereof shall be true in all material respects and correct on the First Amendment Effective Date and no Default or Event of Default shall exist.

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(d)    The Agent shall have received (i) an amendment fee, for the account of each Lender that provides the Agent with an executed counterpart of this Agreement on or before 5 p.m. Eastern time on December 18, 2013, in the amount equal to 0.05% of the amount of the Commitment of such Lender as of the First Amendment Effective Date (but prior to giving effect to this Agreement) and (ii) an upfront fee, for the account of each Lender providing an increase to the Commitments, in an amount equal to 0.35% of the final allocated amount of such increase in the Commitments of such Lender (after giving effect to this Agreement).
(e)    The Company shall have paid in full all other fees due and payable in connection with this Agreement and all reasonable out-of-pocket fees and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Agent.
4.    Representations and Warranties.
(a)    Each Loan Party hereby represents and warrants as follows:
(i)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(ii)    This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(iii)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Agreement.
(b)    Each Loan Party represents and warrants to the Lenders that, (i) the representations and warranties of the Borrowers and each other Loan Party set forth in Article V of the Credit Agreement and/or in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect which such representation and warranty shall be true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.02 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
5.    No Prejudice or Waiver; Ratification; Loan Document. The Credit Agreement, and the obligations of each Loan Party thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. The terms of this Agreement shall not operate as a waiver by the Lenders of, or otherwise prejudice the Lenders’ rights, remedies or powers

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under, the Credit Agreement, any other Loan Document or applicable law. Except as expressly provided herein:
(a)    no terms and provisions of any agreement are modified or changed by this Agreement;
(b)    the terms and provisions of the Credit Agreement and all other Loan Documents shall continue in full force and effect; and
(c)    this Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

6.    Miscellaneous.
(a)    This Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.
(b)    Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original. Execution of this Agreement by any of the parties may be evidenced by way of a faxed or electronic transmission of such party’s signature and such faxed or electronic signature shall be deemed to constitute the original signature of such party to this Agreement and shall be admissible into evidence for all purposes.
(c)    THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
7.    Survival. All warranties, representations, certifications and covenants made by or on behalf of the Loan Parties herein shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution of this Agreement, regardless of any investigation made by or on behalf of the Agent and the Lenders.
8.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.    Acknowledgment of Guarantors. Each of Holdings and Grace Holdings acknowledge and consent to all of the terms and conditions of this Agreement and agree that this Agreement and any documents executed in connection herewith do not operate to reduce or discharge Holdings’ and Grace Holdings’ respective obligations under the Holdings Guaranty, the Grace Holdings Guaranty, as applicable, or the other Loan Documents, except as otherwise modified by paragraph 2 hereof.

10.    Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject

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matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

11.    Reallocation of Commitments. On the First Amendment Effective Date, the Company shall prepay any Committed Loans outstanding on the First Amendment Effective Date (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments on the First Amendment Effective Date. Each of the Lenders acknowledges and agrees that as of the First Amendment Effective Date, (i) the aggregate Commitments of the Lenders shall be as set forth on Schedule 2.01 to the Credit Agreement (and attached hereto as Annex I) and (ii) any outstanding obligations of the Lenders immediately before giving effect to this Amendment shall be automatically reallocated in accordance with such Lender’s Applicable Percentage as set forth on Schedule 2.01 to the Credit Agreement (and attached hereto as Annex I). In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived).

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:                ALEXANDER & BALDWIN, LLC

By: /s/ Nelson N. S. Chun
Name:Nelson N. S. Chun
Title: Senior Vice President and Chief Legal Officer

By: /s/ Paul K. Ito
Name: Paul K. Ito
Title: Senior Vice President, Chief Financial Officer,
Treasurer and Controller

GRACE PACIFIC LLC

By: /s/Stanley M. Kuriyama
Name: Stanley M. Kuriyama
Title: Its Sole Manager

GUARANTORS:	ALEXANDER & BALDWIN, INC.

By: /s/ Nelson N. S. Chun
Name:Nelson N. S. Chun
Title: Senior Vice President and Chief Legal Officer

By: /s/ Paul K. Ito
Name: Paul K. Ito
Title: Senior Vice President, Chief Financial Officer,
Treasurer and Controller

A&B II, LLC

By: /s/Stanley M. Kuriyama
Name: Stanley M. Kuriyama
Title: Its Sole Manager

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

AGENT:	BANK OF AMERICA, N.A., as Agent

By: /s/ Brenda Shriner
Name: Brenda Shriner
Title: Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Sarah E. Young
Name: Sarah E Young
Title: Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST HAWAIIAN BANK,
as L/C Issuer and a Lender

By: /s/ Jon T. Fukugawa
Name: Jon T. Fukugawa
Title:Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Guy Churchill
Name:Guy Churchill
Title:Senior Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

AMERICAN AGCREDIT, PCA,
as a Lender

By: /s/ Janice T. Thede
Name:Janice T. Thede
Title:Vice Presidemt

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF HAWAII,
as a Lender

By:/s/ Darrell McCorquodale
Name:Darrell McCorquodale
Title:Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

AMERICAN SAVINGS BANK, F.S.B.,
as a Lender

By:/s/ Edward Chin
Name:Edward Chin
Title:Vice Presdient

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

CENTRAL PACIFIC BANK,
as a Lender

By:/s/ Fernando Lopez
Name: Fernando Lopez
Title:Vice President

ALEXANDER & BALDWIN, LLC
FIRST AMENDMENT TO CREDIT AGREEMENT

ANNEX I

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

[see attached]

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ANNEX II

Exhibit C

FORM OF NOTE

[see attached]

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